Exhibit 4.1

TELADOC, INC.

FIFTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

DATED AS OF SEPTEMBER 10, 2014

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TABLE OF CONTENTS
(Continued)

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TABLE OF CONTENTS
(Continued)

EXHIBIT A – SCHEDULE OF INVESTORS	A-1
EXHIBIT B – SCHEDULE OF CURRENT HOLDERS	B-1
EXHIBIT C – JOINDER AGREEMENT	C-1

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TELADOC, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of September 10, 2014, by and among TELADOC, INC. a Delaware corporation (the “Company”), each of the Investors (as defined below) identified on Exhibit A and each of the Current Holders (as defined below) identified on Exhibit B.

R E C I T A L S

WHEREAS, certain of the Investors and Current Holders hold shares of the Company’s capital stock and possess certain rights and are subject to certain obligations pursuant to that certain Fourth Amended and Restated Investors’ Rights Agreement among the Company and such Investors and such Current Holders dated as of August 29, 2013 (the “Prior Rights Agreement”);

WHEREAS, certain of the Investors have agreed to purchase shares of the Company’s Series F Preferred Stock pursuant to that certain Securities Purchase Agreement dated as of September 9, 2014 (the “Purchase Agreement”), and it is a condition to the closing of the sale of Series F Preferred Stock pursuant to the Purchase Agreement that the Investors, the Current Holders and the Company enter into this Agreement;

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors that are party thereto to invest funds in the Company pursuant to the Purchase Agreement, the Investors, the Company and the Current Holders desire to amend and restate the Prior Rights Agreement and further desire that this Agreement supersede and replace the Prior Rights Agreement in its entirety; and

WHEREAS, Section 13(f) of the Prior Rights Agreement provides that certain amendments to such Prior Rights Agreement (including all of the amendments to be effected by this Agreement) may be effected with the written consent of Holders representing at least a majority of the then-outstanding shares of the Preferred Stock, voting together as a single class (the “Requisite Parties”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Requisite Parties hereby agree that the Prior Rights Agreement shall be superseded and replaced in its entirety by this Agreement, and the Company, the Investors and the Current Holders hereby agree as follows:

1.             Definitions.

“Affiliate” means, (i) for a Holder that is an investment entity and is a partnership, corporation or limited liability company, (A) all Associated Entities of such Holder (as defined below), and (B) all current and former stockholders, constituent limited or general partner, and members of the Holder and any Associated Entities of the Holder; and (ii) for a Holder that is an individual, all Immediate Family Members of the Holder as well as any estate-planning related trusts established for the benefit of the Holder and/or any of such Holder’s Immediate Family Members.

“Agreement” is defined in the introduction.

“Associated Entity” means any entity that is (i) a direct or indirect subsidiary or parent of a Holder or (ii) with respect to a Holder that is a limited liability company or a limited partnership, (A) any manager, managing member, general partner or management company (or, with respect to any Investor, any former manager, managing member or general partner) of such Holder or (B) a fund or entity managed by the same manager, managing member, general partner or management company (or, with respect to any Investor, any former manager, managing member or general partner), or by an entity controlling, controlled by, or under common control with such manager, managing member, general partner or management company (or, with respect to any Investor, any former manager, managing member or general partner).

“Awards” is defined in Section 12(e).

“Board of Directors” means the Board of Directors of the Company.

“Capital Stock” means (i) shares of Common Stock (whether now outstanding or hereafter issued in any context), (ii) shares of Common Stock issued or issuable upon conversion of the Preferred Stock, (iii) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Current Holder, any Investor, or their respective successors or permitted transferees or assigns, (iv) shares of Series A Preferred Stock (whether now outstanding or hereafter issued in any context), (v) shares of Series A-1 Preferred Stock (whether now outstanding or hereafter issued in any context), (vi) shares of Series B Preferred Stock (whether now outstanding or hereafter issued in any context), (vii) shares of Series C-1 Preferred Stock (whether now outstanding or hereafter issued in any context), (viii) shares of Series D Preferred Stock (whether now outstanding or hereafter issued in any context); (ix) shares of Series E Preferred Stock (whether now outstanding or hereafter issued in any context); and (x) shares of Series F Preferred Stock (whether or not outstanding or hereafter issued in any context).

“Cardinal” is defined in Section 7(b)(iii).

“Cardinal Director” has the meaning set forth in the Certificate of Incorporation.

“CEO Designee” is defined in Section 7(b)(vi).

“Certificate of Incorporation” means the Restated Certificate (as defined in the Purchase Agreement), as the same may be amended from time to time.

“Change of Control” means the first to occur of any one of any of the following events:  (A) the acquisition of the Company by another Person or Persons by means of any transaction or series of related transactions, including, without limitation, any reorganization, merger, consolidation or similar transaction, whether of the Company with or into any other Person or

Persons or of any other Person or Persons with or into the Company, but excluding, however, any consolidation or merger as a result of which the holders of Capital Stock immediately prior to such merger or consolidation possess more than 50% of the voting power of the corporation surviving such merger, consolidation or similar transaction (or other Person which is the issuer of the capital stock into which the Capital Stock is converted or exchanged in such merger or consolidation); or (B) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to a wholly owned Subsidiary of the Company; (C) a transaction or series of transactions in which a Person or group of Persons (as defined in Rule 13d-5(b)(1) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of 50% or more of the capital stock, on a fully diluted basis, or the voting power of (i) the Company, or (ii) if the surviving or result corporation is a wholly-owned direct or indirect subsidiary of another corporation immediately following such transaction(s), the parent corporation of such surviving or resulting corporation; or (D) any other transaction or series of related transactions which constitutes a “Deemed Liquidation Event” pursuant to the Certificate of Incorporation.

“Co-Sale Notice” is defined in Section 3(a).

“Co-Sale Shares” is defined in Section 3(b).

“Common Stock” means shares of the Company’s Common Stock, par value $0.001 per share.

“Commons Capital” means funds associated with Commons Capital, L.P.

“Company” is defined in the introduction.

“Company Covered Person” is defined in Section 12(k)(i).

“Company Notice” means written notice from the Company notifying the Selling Holder that it intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Transfer.

“Current Holders” means the Persons listed or deemed (by execution of a joinder agreement or the Prior Rights Agreement (or a predecessor agreement thereto)) to be listed on Exhibit B hereto as Current Holders, and their respective transferees and assigns.

“Designating Parties” is defined in Section 7(d).

“Designee” means any Series F Designee, Series D Designee, Series C Designee, Series B Designee, First Issued Preferred Designee, CEO Designee or Mutual Designee.

“Disqualification Events” is defined in Section 12(k)(i).

“Dividend Conversion” has the meaning set forth in the Purchase Agreement.

“Dragging Holders” is defined in Section 10(a).

“Eligible Major Investors” is defined in Section 2(c).

“Excess Shares” is defined in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” is defined in Section 5(b).

“First Issued Preferred Designee” is defined in Section 7(b)(v).

“First Issued Preferred Stock” means the Company’s Series A Preferred Stock and Series A-1 Preferred Stock.

“Fiscal Year” means the year ending December 31.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP” has the meaning set forth in the Purchase Agreement.

“Governmental Authority” has the meaning set forth in the Purchase Agreement.

“HLM” is defined in Section 7(b)(iii).

“HLM Director” has the meaning set forth in the Certificate of Incorporation.

“Holder” means each Current Holder and Investor, and its transferees and permitted assigns.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, ex-spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a Person referred to herein.

“Initiating Investors” means, collectively, any Investors who properly initiate a registration request under this Agreement.

“Investors” means KPCB, Trident, HLM, Cardinal, JAFCO and the other Persons listed or deemed (by execution of a joinder agreement) to be listed on the signature pages attached hereto as Investors and their respective transferees and assigns.

“IPO” means the Company’s first underwritten Public Offering of its Common Stock under the Securities Act.

“JAFCO” is defined in Section 7(b)(i).

“JAFCO Director” has the meaning set forth in the Certificate of Incorporation.

“KPCB” is defined in Section 7(b)(ii).

“KPCB Director” has the meaning set forth in the Certificate of Incorporation.

“Major Investor” means an Investor holding at least 600,000 Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such Shares).

“Material Adverse Effect” has the meaning set forth in the Purchase Agreement.

“Mutual Designees” is defined in Section 7(b)(vii).

“New Capital” means funds associated with New Capital Partners.

“New Capital Director” means James Outland, who shall be designated by New Capital Partners to serve as the First Issued Preferred Designee, subject to Section 7(b)(v).

“New Securities” means equity securities of the Company, whether or not authorized as of the date hereof, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.

“Offer Notice” is defined in Section 9(a)(i).

“Offered Price” means the bona fide cash price or other consideration for which a Selling Holder proposes to transfer the Transfer Stock.

“Participating Holder” is defined in Section 5(b).

“Permitted Transfer” is defined in Section 5(a).

“Person” means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Directors” is defined in Section 7(b)(v).

“Preferred Stock” means the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.

“Prior Rights Agreement” is defined in the recitals.

“Pro Rata Share” means with respect to a particular Major Investor, the quotient obtained by dividing the Shares then owned by such Major Investor by the Shares then owned by all Major Investors.

“Prohibited Transfer” is defined in Section 4(c).

“Proposed Co-Sale Transfer” is defined in Section 3(a).

“Proposed Transfer” means any proposed assignment, sale, offer to sell, disposition or transfer, including without limitation any transfer required pursuant to the terms of a pledge, mortgage, hypothecation, or other encumbrance, or any other like transfer of any Capital Stock (or any interest therein) other than Series D Preferred Stock, proposed by any Current Holder or Investor.

“Proposed Transfer Notice” means written notice from a Current Holder or Investor setting forth the terms and conditions of a Proposed Transfer, including, without limitation, the number of Shares proposed to be transferred and the Offered Price for such Transfer Stock.

“Prospective Transferee” means any Person to whom a Current Holder or Investor proposes to make a Proposed Transfer.

“Public Offering” means the sale of any Capital Stock to the public in an offering pursuant to an effective registration statement under the Securities Act.

“Purchase Agreement” is defined in the recitals.

“Qualified Public Offering” means the sale of shares of Common Stock to the public in a bona fide firm-commitment underwritten Public Offering pursuant to an effective registration statement under the Securities Act, (i) resulting in at least $40,000,000 of proceeds, net of any underwriting discount and commissions, to the Company, and (ii) involving a per share public offering price (prior to any underwriting discount and commissions) equal to at least $7.2264 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

“Refused Securities” is defined in Section 9(a)(iii).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means all shares of the Investors’ Common Stock and all shares of Common Stock into which the shares of the Investors’ Preferred Stock are then convertible, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under Section 8 hereof are assigned or any shares for which registration rights have terminated pursuant to Section 8(o) of this Agreement.

“Remaining Co-Sale Shares” is defined in Section 3(b).

“Required Consent” is defined in Section 10(b)(v).

“Requisite Approval” is defined in Section 10(a).

“Requisite Parties” is defined in the recitals.

“Right of Co-Sale” means the right, but not an obligation, of each Major Investor to participate in a Proposed Selling Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

“Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

“ROFR Notice” means written notice from an Eligible Major Investor notifying the Company and the Selling Holder that such Eligible Major Investor intends to exercise the Secondary Refusal Right as to all or a portion of the Transfer Stock with respect to any Proposed Transfer.

“SEC” means the United States Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Secondary Notice” means written notice from the Company notifying the Eligible Major Investors that the Company does not intend to exercise its Right of First Refusal as to all shares of Transfer Stock with respect to any Proposed Transfer.

“Secondary Refusal Right” means the right, but not an obligation, of each Eligible Major Investor to purchase any Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holder” is defined in Section 2(b).

“Selling Major Investor” is defined in Section 3(b).

“Series A Investors’ Common Stock” means the Common Stock purchased by certain of the Investors pursuant to the Securities Purchase Agreement by and among the Company and certain of the Investors dated April 13, 2006.

“Series A Investors’ Common Stock Purchase Price” means the Common Stock Purchase Price set forth in the Securities Purchase Agreement by and among the Company and certain of the Investors dated April 13, 2006.

“Series A Preferred Stock” means the shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

“Series A-1 Preferred Stock” means the shares of the Company’s Series A-1 Preferred Stock, par value $0.001 per share.

“Series B Designee” is defined in Section 7(b)(iv).

“Series B Investors’ Common Stock” means the Common Stock purchased by certain of the Investors pursuant to the Series B Purchase Agreement.

“Series B Investors’ Common Stock Purchase Price” means the Common Stock Purchase Price set forth in the Series B Purchase Agreement.

“Series B Preferred Stock” means the shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

“Series B Purchase Agreement” means the Securities Purchase Agreement dated May 16, 2008, entered into by and between the Company and certain Investors described therein.

“Series C Designees” is defined in Section 7(b)(iii).

“Series C Directors” has the meaning set forth in the Certificate of Incorporation.

“Series C Purchase Agreement” means the Securities Purchase Agreement dated November 19, 2009, entered into by and among the Company and certain Investors identified therein, as amended.

“Series C-1 Preferred Stock” means the shares of the Company’s Series C-1 Preferred Stock, par value $0.001 per share.

“Series D Designee” is defined in Section 7(b)(ii).

“Series D Director” is defined in the Certificate of Incorporation.

“Series D Preferred Stock” means the shares of the Company’s Series D Preferred Stock, par value $0.001 per share.

“Series D Purchase Agreement” means that certain Securities Purchase Agreement dated as of August 25, 2011 by and among the Company and certain Investors identified herein, as amended.

“Series E Preferred Stock” means the shares of the Company’s Series E Preferred Stock, par value $0.001 per share.

“Series E Purchase Agreement” means that certain Securities Purchase Agreement dated as of August 28, 2013, by and among the Company and certain investors identified therein, as amended.

“Series F Designee” has the meaning set forth in Section 7(b)(i).

“Series F Director” has the meaning set forth in the Certificate of Incorporation.

“Series F Preferred Stock” means shares of the Company’s Series F Preferred Stock, par value $0.001 per share.

“Shares” means shares of Capital Stock outstanding at any time, the holders of which are entitled to vote in the election of directors of the Company.

“Stock Incentive Plan” means the Company’s Second Amended and Restated Stock Incentive Plan, as amended from time to time.

“Subsidiary” has the meaning set forth in the Purchase Agreement.

“Transfer Stock” means shares of Capital Stock (other than Series D Preferred Stock) subject to a Proposed Transfer.

“Trident” is defined in Section 7(b)(iv).

“Trident Director” has the meaning set forth in the Certificate  of Incorporation.

“Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

“Waveland” means funds associated with Waveland NCP Ventures, Inc.

2.                                      Right of First Refusal.

(a)                                 Grant.  Each Current Holder and each Investor hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of the Transfer Stock that such Current Holder or Investor may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.  All such Proposed Transfers must be pursuant to a bona fide written offer from a Prospective Transferee that sets forth the bona fide Offered Price.

(b)                                 Notice.  Each Current Holder and each Investor proposing to make a Proposed Transfer (a “Selling Holder”) must deliver a Proposed Transfer Notice to the Company and to each Major Investor, not later than forty-five (45) days prior to the proposed consummation of such Proposed Transfer.  Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Transfer and the identity of the Prospective Transferee.  To exercise its Right of First Refusal under this Section 2, the Company must give a Company Notice to the Selling Holder within fifteen (15) days after delivery of the Proposed Transfer Notice to the Company, which the Company may deliver only if the Company has the ability to purchase the Transfer Stock in accordance with the restrictions set forth in the Certificate of Incorporation.  In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Selling Holder with the Company or a third party that contains a preexisting right of first refusal, the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 2.

(c)                                  Grant of Secondary Refusal Right.  Each Selling Holder hereby unconditionally and irrevocably grants to the Major Investors (excluding the Selling Holder if the Selling Holder is a Major Investor) (the “Eligible Major Investors”) a Secondary Refusal Right to purchase all or any portion of such Selling Holder’s Transfer Stock not purchased by the Company pursuant to the Right of First Refusal.  If the Company does not intend to exercise its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Transfer (or if the Company is otherwise prohibited from exercising its Right of First Refusal), the Company must deliver a Secondary Notice to the Eligible Major Investors to that effect no later than fifteen (15) days after delivery of the Proposed Transfer Notice to the Company.  Each Eligible Major Investor shall then have the option to purchase any shares of Transfer Stock not elected to be purchased by the Company.  To exercise its Secondary Refusal Right, an Eligible Major Investor must deliver a ROFR Notice to the Selling Holder and the Company setting forth the number of shares of Transfer Stock such Eligible Major Investor desires to purchase within fifteen (15) days after the deadline for delivery of the Secondary Notice, which number of shares may be equal to up to the total number of shares of Transfer Stock available for purchase by the Eligible Major Investors.  If the aggregate number of shares the Eligible Major Investors desire to purchase pursuant to all ROFR Notices exceeds the number of shares of Transfer Stock available for purchase by the Eligible Major Investors, each Eligible Major Investor desiring to purchase Transfer Stock will be allocated a number of shares equal to the lesser of (i) the product of (A) the quotient obtained by dividing the number of Shares then owned by such Eligible Major Investor by the number of Shares then owned by all Eligible Major Investors, multiplied by (B) the number of shares of Transfer Stock available for purchase by the Eligible Major Investors or (ii) the number of shares designated on such Eligible Major Investor’s ROFR Notice.  Following such allocation, each Eligible Major Investor who has not received an allocation of shares equal to that indicated on such Eligible Major Investor’s ROFR Notice will be allocated from the remaining shares of Transfer Stock, if any (the “Excess Shares”), a number of Excess Shares equal to the lesser of (i) the number of shares indicated on such Eligible Major Investor’s ROFR Notice in excess of the number of shares previously allocated to such Eligible Major Investor or (ii) the number of shares obtained by multiplying the number of Excess Shares by a quotient equal to (A) such Eligible Major Investor’s Pro Rata Share divided by (B) the sum of the Pro Rata Shares of each Eligible Major Investor attempting (pursuant to such Eligible Major Investor’s ROFR Notice) to purchase Excess Shares.  If any Excess Shares remain following the allocations described in the immediately preceding sentence, such allocations shall be repeated in like fashion until all of the Excess Shares have been allocated to the Eligible Major Investors. The Secondary Refusal Right set forth in this Section 2(c) may be assigned by a Major Investor

(i) to any Affiliate of such Major Investor or (ii) to any other transferee or assignee of such Major Investor who purchases, in accordance with the terms of this Agreement, at least 600,000 shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) of the Capital Stock owned by such Major Investor.

(d)                                 Sale of Transfer Stock.  If the total number of shares of Transfer Stock that the Company and the Major Investors in the aggregate are entitled to purchase pursuant to Sections 2(a) – (c) is less than the total number of shares of Transfer Stock, then the Selling Holder shall, subject to Section 3, be free to sell all, but not less than all, of the Transfer Stock not elected to be purchased by the Company or the Eligible Major Investors to the Prospective Transferee on terms not less favorable to the Selling Holder than such terms set forth in the Proposed Transfer Notice, including, without limitation, at a price not less than the Offered Price (subject to the other terms and restrictions of this Agreement), provided that such sale shall be consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company.

(e)                                  Consideration; Closing.  If the Offered Price consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of such consideration shall be determined in good faith by the Board of Directors or, at the election of the purchasing Eligible Major Investors (if any), by a third party appraiser mutually agreed upon by the purchasing Eligible Major Investors and the Company.  If the Company or purchasing Eligible Major Investors cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or purchasing Eligible Major Investors may pay the cash value equivalent thereof, as determined by the prior sentence.  In the event the Company and the Eligible Major Investors exercise their Right of First Refusal or Secondary Refusal Right to purchase any shares the Transfer Stock, the closing of such purchase shall take place, and all payments from the Company and the purchasing Eligible Major Investors shall have been delivered to the Selling Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) ninety (90) days after delivery of the Proposed Transfer Notice.

(f)                                   Termination.  The provisions of this Section 2 shall terminate upon the consummation of a Qualified Public Offering.

3.                                      Right of Co-Sale.

(a)                                 Grant.  If any Transfer Stock subject to a Proposed Transfer by a Selling Holder is not elected to be purchased by the Company or the Eligible Major Investors pursuant to Section 2 above and thereafter is to be sold to a Prospective Transferee (a “Proposed Co-Sale Transfer”), each Eligible Major Investor may then elect to exercise its Right of Co-Sale and participate in the Proposed Co-Sale Transfer on the same terms and conditions specified in the Proposed Transfer Notice.  To the extent that the Company and the Eligible Major Investors decline or fail to elect to purchase all of the Transfer Stock pursuant to Section 2, then each Eligible Major Investor may give the Selling Holder written notice (a “Co-Sale Notice”) of its exercise of the Right of Co-Sale indicating the number of Shares that such Eligible Major Investor wishes to sell pursuant to its Right of Co-Sale, which Co-Sale Notice must be delivered within fifteen (15) days after the deadline for delivery of the ROFR Notices described in Section 2(c) above, and upon delivery of such Co-Sale Notice, such Eligible Major Investor shall be deemed to have effectively exercised its Right of Co-Sale.

(b)                                 Pro Rata Reduction.  If the aggregate number Shares the Eligible Major Investors desire to sell in a Proposed Co-Sale Transfer (as evidenced by the Co-Sale Notices) exceeds the number of Co-Sale Shares (defined below), each Eligible Major Investor exercising its Right of Co-Sale (a “Selling Major Investor”) will be first allocated (and entitled to sell) a number of Shares of equal to the lesser of (i) the product of (A) the quotient obtained by dividing the number of Shares then owned by such Selling Major Investor by the number of Shares then owned by all Selling Major Investors, multiplied by (B) the number of shares of Co-Sale Shares or (ii) the number of shares designated on such Selling Major Investor’s Co-Sale Notice.  Following such allocation, each Selling Major Investor who has not received an allocation of Co-Sale Shares equal to that indicated on such Selling Major Investor’s Co-Sale Notice will be allocated (and thereby entitled to sell) from the remaining Co-Sale Shares, if any (the “Remaining Co-Sale Shares”), a number of Remaining Co-Sale Shares equal to the lesser of (i) the number of shares indicated on such Selling Major Investor’s Co-Sale Notice in excess of the number of shares previously allocated to such Selling Major Investor or (ii) the number of shares obtained by multiplying the number of Remaining Co-Sale Shares by a quotient equal to (A) such Selling Major Investor’s Pro Rata Share divided by (B) the sum of the Pro Rata Shares of each Selling Major Investor attempting (pursuant to such Selling Major Investor’s Co-Sale Notice) to sell Remaining Co-Sale Shares.  If any Remaining Co-Sale Shares remain following the allocations described in the immediately preceding sentence, such allocations shall be repeated in like fashion until all of the Remaining Co-Sale Shares have been allocated to the Selling Major Investors.  For purposes of this Agreement, the term “Co-Sale Shares” means a number of Shares equal to (i) the number of shares of Transfer Stock not elected to be purchased by the Company or any Eligible Major Investor pursuant to Section 2, multiplied by (ii) a fraction (A) the numerator of which is the number of Shares held on the date of the Secondary Notice by all of the Selling Major Investors, and (B) the denominator of which is the aggregate number of Shares held on the date of the Secondary Notice by all of the Selling Major Investors and the Selling Holder (if, and only if, the Selling Holder is a Major Investor).

(c)                                  Deliveries.  Each Selling Major Investor shall effect its participation in the Proposed Co-Sale Transfer by delivering to the Prospective Transferee at the closing of such purchase and sale one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing the number of Shares that such Selling Major Investor elects and is entitled to include in the Proposed Co-Sale Transfer.  The Company agrees to make any conversion of Capital Stock concurrent with and contingent upon the actual transfer of such Shares to the Prospective Transferee.

(d)                                 Purchase and Sale Agreement.  The terms and conditions of any sale pursuant to this Section 3 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction entered into by the Selling Major Investors, the Selling Holder and the Prospective Transferee.

(e)                                  Consideration.  Each stock certificate a Selling Major Investor delivers to the Prospective Transferee pursuant to subparagraph (c) above will be transferred to the

Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Prospective Transferee shall concurrently therewith remit to the Selling Major Investors and Selling Holder the portion of the sale proceeds to which each Selling Major Investor and the Selling Holder is entitled by reason of its participation in such sale.  If any Prospective Transferee refuse(s) to purchase securities subject to the Right of Co-Sale from a Selling Major Investor exercising its Right of Co-Sale hereunder, the Selling Holder may not sell any Capital Stock to such Prospective Transferee unless and until, simultaneously with such sale, such Current Holder purchases from such Selling Major Investor all Capital Stock as to which such Selling Major Investor has properly exercised its Right of Co-Sale.

(f)                                   Time Period for Closing.  If any Proposed Transfer is not consummated on or before the later of (i) the date specified in the proposed Transfer Notice as the intended date of the Proposed Transfer, or (ii) ninety (90) days after delivery of the Proposed Transfer Notice by the Company, the Selling Holders proposing the Proposed Transfer may not sell any Transfer Stock unless they first comply in full with each provision of Section 2 and this Section 3.  The exercise or election not to exercise any right by any Major Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 3.

(g)                                  Termination.  The provisions of this Section 3 shall terminate upon the consummation of a Qualified Public Offering.

4.                                      Effect of Failure to Comply.

(a)                                 Transfers Void.  Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.  Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate.  Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Capital Stock not made in strict compliance with this Agreement).

(b)                                 Cancellation of Stock.  If any Holder becomes obligated to sell any Capital Stock to the Company under this Agreement and fails to deliver such Capital Stock in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, deliver to such Holder the purchase price for such Capital Stock as is herein specified and cancel on its books the certificate or certificates representing the Capital Stock to be sold.

(c)                                  Prohibited Transfers.  If any Current Holder or Investor purports to sell any Transfer Stock in contravention of Right of Co-Sale (a “Prohibited Transfer”), each Major Investor (other than the Investor engaging in the Prohibited Transfer, if such Investor is a Major Investor), in addition to such remedies as may be available by law, in equity or hereunder, shall have the option (which shall be binding on the selling Current Holder or Investor) to require such

Current Holder or Investor to purchase from such Major Investor the type and the maximum number of Shares that such Major Investor would have been entitled to sell to the Prospective Transferee under Section 3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 3.  The sale will be made on the same terms and subject to the same conditions as would have applied had the Current Holder or Investor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Major Investors discover the Prohibited Transfer, as opposed to any other period of time prescribed in Section 3.  The Current Holder or Investor purporting to engage in the Prohibited Transfer shall also reimburse each Major Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Major Investor’s rights under Section 3.

5.                                      Exempt Transfers.

(a)                                 Permitted Transfers.  Notwithstanding anything to the contrary herein, the provisions of Sections 2 and 3 hereof shall not apply to any of the following transfers (each, a “Permitted Transfer”):  (i) in the case of a Current Holder or Investor that is an entity, to a transfer by such Current Holder or Investor to an Associated Entity of such Current Holder or Investor; (ii) to a repurchase of Capital Stock from a Current Holder or Investor by the Company at a price no greater than that originally paid by such Current Holder or Investor for such Capital Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the members of the Board of Directors, including at least one director designated by an Investor other than the Selling Holder (if the Selling Holder is an Investor); (iii) to a repurchase of Capital Stock from a Holder pursuant to Section 5(b); (iv) in the case of a Current Holder or Investor who is a natural Person, to a transfer of Capital Stock by such Current Holder or Investor, either on death by will or intestacy to his or her Immediate Family Members or during his or her lifetime to any custodian or trustee for the account of a Current Holder (provided that such transferor must provide the Company with advance written notice of such transfer); (v) in the case of a Current Holder or Investor who is a natural Person, to a transfer of Capital Stock by such Current Holder or Investor during his or her lifetime to such Current Holder’s Immediate Family Members (provided that such transferor must provide the Company with advance written notice of such transfer and such transfer must be approved by the Board of Directors); or (vi) any other transfer excluded from Section 2 and/or Section 3 by the approval of Holders constituting a Requisite Approval; provided, however, notwithstanding any such Permitted Transfer pursuant to clauses (i), (iv), (v) or (vi), (A) such transferred Capital Stock shall remain Capital Stock for all purposes hereunder, and such transferee shall be treated as a Current Holder (in the event the transferor was a Current Holder) or Investor (in the event the transferor was an Investor) (but only with respect to the securities so transferred to the transferee) for all purposes of this Agreement (including the obligations with respect to Proposed Transfers of such Capital Stock pursuant to Sections 2 and 3); and (y) the transferee of such Capital Stock must first agree in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as the transferring Holder.

(b)                                 Repurchase by the Company.  Each Current Holder who is a Participant, as defined in the Stock Incentive Plan, or who is an officer, director, employee or consultant of the Company and has otherwise received an award of Capital Stock or Options (as defined in the

Stock Incentive Plan) from the Company (a “Participating Holder”), agrees that, notwithstanding the terms of any stock transfer restriction agreements between the Company and such Participating Holder (and in addition to any repurchase option contained therein), in the event that any such Participating Holder ceases to be employed, engaged or retained by the Company for any reason, then all Shares (including Shares issued upon exercise of Options) and Options granted or awarded to such Participating Holder pursuant to any incentive, award, equity compensation or similar plan (of whatever nature and whether held by such Participating Holder or by one or more of such Participating Holder’s transferees, but not including any Shares purchased pursuant to that certain Option Agreement by and between the Company and Jason Gorevic dated as of November 19, 2009 (the “Gorevic Option”)) which as of the date of termination:  (i) have not vested or have vested but are subject (in accordance with the agreement or plan pursuant to which they were issued) to automatic forfeiture or cancellation upon cessation of the Current Holder’s employment or engagement, will be cancelled (and no consideration will be paid by the Company therefor) and (ii) have vested and are not subject (in accordance with the agreement or plan pursuant to which they were issued) to automatic forfeiture or cancellation upon cessation of the Current Holder’s employment or engagement, will be subject to repurchase by the Company, at the option of the Board of Directors.  The repurchase price for (A) all such vested Shares which are not subject to automatic termination (as described in clause (ii) of the preceding sentence) shall be the “Fair Market Value” thereof, which means the fair market value of a Share as determined in good faith by the Board of Directors using the same method as it uses to determine the exercise price of Options issued pursuant to the Stock Incentive Plan, and (B) all such vested Options which are not subject to automatic termination (as described in clause (ii) of the preceding sentence) shall be the aggregate Fair Market Value of the Shares subject to purchase upon exercise of such vested Option less the aggregate exercise price payable under such Option in respect of such Shares.  Notwithstanding anything contained herein to the contrary, in the event of a Change of Control, all Shares and Options then owned by Participating Holders may, at the discretion of the Board of Directors (including a majority of the Preferred Directors then currently in office), become fully vested; provided, however, that the Board of Directors may require the Participating Holder, as a condition to such vesting, to agree to remain employed or engaged as a director, officer or consultant by the Company or successor to the Company for a period of at least one year following the Change of Control (otherwise the Participating Holder shall forfeit all unvested Shares and all Options as of the date of the Change of Control).  Each Participating Holder agrees to execute and deliver such amendments or restatements of any stock transfer restriction agreements between the Company and the Participating Holder in order to effect the foregoing.

6.                                      Legends.

(a)                                 Legends.  Each certificate representing Shares held by the Holders or issued to any permitted transferee thereof in connection with a transfer permitted by this Agreement hereof shall be endorsed with the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN

CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS, CONDITIONS, RESTRICTIONS, RIGHTS, PREFERENCES, PRIVILEGES AND LIMITATIONS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SHARES AND A VOTING AGREEMENT. A COPY OF THE INVESTORS’ RIGHTS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF TELADOC, INC.

(b)                                 Instructions to Transfer Agent.  Each of the Holders agrees that the Company shall promptly instruct its transfer agent, if any, to (or in the absence of a transfer agent, the Company shall promptly) impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Section 6(a) above to enforce the provisions of this Agreement.  The legend shall be removed upon termination of this Agreement at the request of the applicable Holder.

(c)                                  Company’s Placement of Restrictions.  The Company agrees that it will cause the certificates evidencing the Shares to bear the legends set forth above, and it shall supply, free of charge, a copy of this Agreement to any Holder of a certificate evidencing Shares upon written request from such Holder to the Company at its principal office.  Each Current Holder agrees to surrender all certificates evidencing the Shares owned by such Current Holder which do not bear the legend set forth in Section 6(a) for placement of such legends or the issuance of a replacement certificate bearing the legend set forth above.  The parties to this Agreement agree that the failure to cause the certificates evidencing the Shares to bear the legend required herein and the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.  In the event of any issuance of Capital Stock by the Company after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legends set forth above.

7.                                      Voting Agreement.

(a)                                 Voting.  During the term of this Agreement, each of the Holders agrees to vote all Shares owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner shall be necessary, to elect (and maintain in office in accordance with the terms hereof) as members of the Board of Directors, the following individuals:

(i)                                     The one (1) Series F Designee (as defined below) as the Series F Director;

(ii)                                  The one (1) Series D Designee (as defined below) as the Series D Director;

(iii)                               The two (2) Series C Designees (as defined below) as the Series C Directors;

(iv)                              The one (1) Series B Designee (as defined below) as the Series B Director;

(v)                                 Subject to Section 7(b)(v), the one (1) First Issued Preferred Designee (as defined below) as the New Capital Director (and together with the Series F Director, Series D Director, the Series C Directors and the Series B Director, the “Preferred Directors”);

(vi)                              The one (1) CEO Designee (as defined below); and

(vii)                           The two (2) Mutual Designees (as defined below).

(b)                                 Designation of Directors.  The Designees to the Board of Directors described above shall be chosen as follows:

(i)                                     The one (1) “Series F Designee” shall be designated by stockholders comprising funds associated with JAFCO Technology Partners V, L.P., as nominee, its Affiliates, and their successors and assigns (collectively, “JAFCO”), for so long as JAFCO holds a number of shares of Series F Preferred Stock (or Common Stock issued upon the conversion thereof) equal to at least 25% of the number of Shares purchased by JAFCO under the Purchase Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction).

(ii)                                  The one (1) “Series D Designee” shall be designated by stockholders comprising funds associated with KPCB HOLDINGS, INC., as nominee, its Affiliates, and their successors and assigns (collectively, “KPCB”), for so long as KPCB holds a number of shares of Series D Preferred Stock (or Common Stock issued on conversion thereof) equal to at least 25% of the number of Shares purchased by KPCB under the Series D Purchase Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction).

(iii)                               The two (2) “Series C Designees” shall be designated as follows: the first Series C Designee shall be designated by stockholders comprising funds associated with HLM Venture Partners II, L.P., its Affiliates, and their successors and assigns (collectively, “HLM”) for so long as HLM holds an aggregate number of Shares (determined on an as-converted to Common Stock basis) of Series C-1 Preferred Stock (or Common Stock issued on conversion thereof) and Series E Preferred Stock (or Common Stock issued on conversion thereof) equal to at least 40% multiplied by the sum of (A) the number of Shares originally purchased by HLM under the Series C Purchase Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), plus (B) the number of Shares originally purchased by HLM under the Series E Purchase Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction); and the second Series C Designee shall be designated by stockholders comprising funds associated with CHP III, L.P., its Affiliates, and their successors and assigns (collectively, “Cardinal”) for so long as Cardinal holds an aggregate number of Shares (determined on an as-converted to Common Stock basis) of Series C-1 Preferred Stock (or Common Stock issued on conversion thereof) and Series E Preferred Stock (or Common Stock issued on conversion thereof) equal to at least 40% multiplied by the sum of (A) the number of Shares originally purchased by Cardinal under the Series C Purchase Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), plus (B) the number of Shares originally purchased by Cardinal under the Series E Purchase Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction).

(iv)                              The one (1) “Series B Designee” shall be designated by stockholders comprising funds associated with Trident Capital, Inc., its Affiliates, and their successors and assigns (collectively, “Trident”) for so long as Trident holds an aggregate number of Shares (determined on an as-converted to Common Stock basis) of Series B Preferred Stock (or Common Stock issued on conversion thereof) and Series E Preferred Stock (or Common Stock issued on conversion thereof) equal to at least 40% multiplied by the sum of (A) the number of shares of Series B Preferred Stock purchased by Trident under the Series B Purchase Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), plus (B) the number of Shares originally purchased by Trident under the Series E Purchase Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction).

(v)                                 The one (1) “First Issued Preferred Designee” shall be designated by New Capital for so long as (i) New Capital holds a number of shares of First Issued Preferred Stock (or Common Stock issued on conversion thereof) equal to at least 40% of the number of shares of First Issued Preferred Stock held by New Capital as of the date of the Prior Rights Agreement (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), and (ii) such First Issued Preferred Designee is the New Capital Director.  If, for any reason, New Capital no longer holds such number of shares or the First Issued Preferred Designee is no longer the New Capital Director (i) all remaining holders of First Issued Preferred Stock shall immediately vote to remove the current First Issued Preferred Director pursuant to Section 7(d) below, (ii) the First Issued Preferred Director seat shall remain vacant and be eliminated pursuant to the Company’s Certificate of Incorporation, and (iii) if requested by a majority of the Preferred Directors, all holders of Preferred Stock shall vote all of their shares so as to remove such director, eliminate such seat on the Board of Directors and reduce the number of Board of Directors to eight (8).

(vi)                              The one (1) “CEO Designee” shall be the individual serving as the then current Chief Executive Officer of the Company.

(vii)                           The two (2) “Mutual Designees,” both of whom will be industry experts, shall be designated as by a majority in number of the other members of the Board of Directors.

(c)                                  Current Designees.  For the purpose of this Agreement, the current directors of the Company shall be deemed to be the following Designees:  (i) Tom Mawhinney shall be deemed to be the Series F Designee; (ii) Dana G. Mead, Jr. shall be deemed to be the Series D Designee; (iii) Marty Felsenthal, and Tom McKinley shall be deemed to be the Series C Designees, (iv) Arneek Multani shall be deemed to be the Series B Designee, (v) James Outland shall be deemed to be the First Issued Preferred Designee, (vi) Jason Gorevic shall be deemed to be the CEO Designee and (vii) Samuel Havens and David B. Snow, Jr. shall be deemed to be the Mutual Designees.

(d)                                 Changes in Designees.  From time to time during the term of this Agreement, the parties having the right to select a Designee pursuant to this Agreement (the “Designating Parties”) may, subject to Section 7(b)(v), in their sole discretion:

(i)                                     notify the Company in writing of any intention to remove from the Board of Directors any incumbent Designee who occupies a Board of Directors seat for which such Designating Parties are entitled to designate the Designee; or

(ii)                                  notify the Company in writing of an intention to select a new Designee for election to the Board of Directors seat for which such Designating Parties are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such Board of Directors seat).

In the event of such initiation of a removal or selection of a Designee under this Section 7(d) or Section 7(b)(v), the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Holders shall vote their Shares to cause:  (a) the removal from the Board of Directors of the Designee or Designees so designated for removal; and (b) unless such seat is required to remain vacant and be eliminated pursuant to Section 7(b)(v), the election to the Board of Directors of any new Designee or Designees so designated.

During the term of this Agreement, each Holder agrees to vote all Shares to maintain the authorized number of members of the Board of Directors at nine (9) directors (or eight (8) if the size of the Board of Directors is reduced pursuant to Section 7(b)(v)), or such other number designated in accordance with the provisions of the Certificate of Incorporation.

Each of JAFCO, Trident, HLM, KPCB and Cardinal severally shall each have the right to designate one representative to attend all meetings of the Board of Directors in a non-voting observer capacity (the “Board Observers”); provided, however, that the Company may require, as a condition precedent to the rights provided for under this Section, that the Board Observers and each Person to have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust all information so received during such meetings or otherwise; and provided, further, that the Company reserves the right not to provide information and to exclude such Board Observers from any meeting or portion thereof if delivery of such information or attendance at such meeting by such Board Observers would result in disclosure of trade secrets to the Board Observers or their nominating entities, or would adversely affect the attorney-client privilege between the Company and its counsel.  The Board Observers shall be entitled to the same notice of such meetings and information relating to same as is given to members of the Board of Directors.  The Board Observers shall be entitled to reimbursement for reasonable expenses incurred in the process of attending Board of Director meetings.

(e)                                  Increase in Authorized Capital Stock.  Each of the Holders agrees to vote all Shares owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner shall be necessary, to authorize an increase in the authorized Capital Stock so that there will be sufficient shares of Common Stock available for conversion of all of the then-outstanding shares of Preferred Stock at any time that an adjustment thereto or to the conversion price thereof may be necessary pursuant to the Certificate of Incorporation of the Company, as amended.

(f)                                   Method of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.  Each Current Holder hereby grants to the Secretary of the Company, in the event that such Current Holder fails to vote Shares as required by this Section 7, a proxy coupled with an interest in all Shares, whether held of record or beneficially owned, which proxy is irrevocable until this Agreement terminates pursuant to its terms or this Section is amended to remove such grant of proxy.  All Holders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

(g)                                  No Liability for Election of Recommended Directors.  No party to this Agreement, nor any Affiliate of any such party, shall have any liability as a result of designating a Designee for election as a director for any act or omission by such Designee in his or her capacity as a director of the Company, nor shall any party have any liability as a result of voting for any such Designee in accordance with the provisions of this Agreement.

(h)                                 Specific Enforcement.  Each party hereto acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Section 7 are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company and the Holders shall be entitled to an injunction to prevent breaches of this Section 7 and to specific enforcement of this Section 7 in any action instituted in the United States District Court for the Northern District of Texas or in any court of the State of Texas having subject matter jurisdiction, in addition to any other remedy to which the parties may be entitled at law or in equity.  Each of the parties to this Agreement hereby agrees to appear and to consent to personal jurisdiction in any such action brought in the United States District Court for the Northern District of Texas or in any court of the State of Texas having subject matter jurisdiction.  Each party agrees that service of process in compliance with the notice provisions of this Agreement shall constitute effective service of process on such party.

(i)                                     Termination.  The provisions of this Section 7 shall terminate upon the consummation of a Qualified Public Offering.

8.                                      Registration Rights.  The Company hereby covenants and agrees as follows:

(a)                                 Request for Registration.

(i)                                     If the Company shall receive at any time after the earlier of (x) three (3) years after the date of this Agreement or (y) 180 days after the effective date of the first registration statement for a Public Offering (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from (A) Investors holding at least twenty-five percent (25%) of the Registrable Securities or (B) JAFCO, KPCB, Trident, HLM, Cardinal, New Capital, Waveland, or Commons Capital for so long as such individual entity requesting registration under this Section 8(a)(i) retains at least fifty (50%) percent of the Registrable Securities held thereby as of the date of this Agreement, that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, then the Company shall:

(A)                               within ten (10) days of the receipt thereof, give written notice of such request to all other Investors;

(B)                               as soon as practicable, and in any event within 60 days of the receipt of such request, file a registration statement under the Securities Act covering all Registrable Securities which the Investors request, by delivery of written notice to the Company within twenty (20) days of the mailing by the Company of the notice described in Section 8(a)(i)(A), to be registered, subject to the limitations of Section 8(a)(ii); and

(C)                               use its reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.

(ii)                                  If the Initiating Investors intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 8(a)(i) and the Company shall include such information in the written notice referred to in Section 8(a)(i)(A).  The underwriter will be selected by a majority in interest of Initiating Investors subject only to the approval of the Company, which approval shall not be unreasonably withheld.  In such event, the right of any Investor to include such Investor’s Registrable Securities in such registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein.  All Investors proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 8(c)(v)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 8(a), if the underwriter advises the Initiating Investors in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, then the Initiating Investors shall so advise all Investors owning Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of

Registrable Securities that may be included in the underwriting shall be allocated among all Investors, including the Initiating Investors, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Investor; provided, however, that the number of shares of Registrable Securities held by the Investors to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.  If any Investor who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Investor may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Investors.  The securities so withdrawn shall also be withdrawn from registration.  If the underwriter has not limited the number of shares to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities of the Investors that would otherwise have been included in such registration and underwriting will not be limited thereby.

(iii)                               The Company shall not be obligated to effect, or to take any action to effect, any registration:

(A)                               pursuant to this Section 8(a):

(1)                                 In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

(2)                                 After the Company has effected three (3) registrations pursuant to this Section 8(a) and such registrations have been declared or ordered effective;

(3)                                 If the aggregate number of Shares to be registered pursuant to this Section 8(a) constitute less than 20% of all Registrable Securities then outstanding or would have an aggregate price to the public less than $7,500,000;

(4)                                 If the Initiating Investors propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 8(k) below;

(5)                                 If the Company has filed a registration statement pursuant to this Section 8(a) which was declared effective within the preceding 180 days; or

(B)                               pursuant to any other provision of this Agreement, in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

(iv)                              Notwithstanding the foregoing, if the Company shall furnish to Investors requesting a registration statement pursuant to this Section 8(a) a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, due to business or market conditions or the business or financial condition of the

Company, it would be inappropriate at such time to cause such a registration statement to be filed, the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Investors; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such sixty (60) day period other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only shares being registered are shares of Common Stock issuable upon conversion of debt securities that are also being registered.

(v)                                 A registration statement shall not be counted for purposes of Sections 8(a)(iii)(A)(2) or 8(a)(iii)(A)(5) until such time as such registration statement has been declared effective by the SEC (unless the Initiating Investors withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Investors after the date on which such registration was requested, in which case the registration statement shall not be counted) and elect not to pay the registration expenses therefor pursuant to Section 8(e)).  A registration statement shall not be counted for purposes of Sections 8(a)(iii)(A)(2) or 8(a)(iii)(A)(5) if, as a result of an exercise of the underwriter’s cut-back provisions, fewer than the total number of Registrable Securities that Investors have requested to be included in such registration statement are actually included.

(b)                                 Company Registration.  If the Company proposes to register any of its stock or other securities under the Securities Act in connection with the Public Offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Investor written notice of such registration.  Upon the written request of each Investor given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Sections 8(a)(iii)(B) and 8(g), cause to be registered under the Securities Act all of the Registrable Securities that each such Investor has requested to be registered.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8(b) prior to the effectiveness of such registration whether or not any Investor has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 8(f) hereof.

(c)                                  Obligations of the Company.  Whenever required under this Section 8 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i)                                     prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Investors owning of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period any Investor refrains from selling any securities included in such registration at the request of an underwriter of Capital Stock; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to 60 additional days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(ii)                                  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)                               furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)                              use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v)                                 in the event of any underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, and reasonably acceptable to the Company, with the managing underwriter of such offering.  Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(vi)                              use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on a national securities exchange or trading system or each securities exchange and trading system on which similar securities issued by the Company are then listed;

(vii)                           provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(viii)                        use its reasonable best efforts to furnish, at the request of any Investor requesting registration of Registrable Securities pursuant to this Section 8, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any; and

(ix)                              at any time when a prospectus relating thereto is required to be delivered under the Securities Act, notify each Investor when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue until the earlier of (A) the sale of all Registrable Securities registered pursuant to the registration statement of which such prospectus forms a part or (B) the withdrawal of such registration statement.

(d)                                 Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 8 with respect to the Registrable Securities of any selling Investor that such Investor shall furnish to the Company such information regarding the Investor, the Registrable Securities held by such Investor, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Investor’s Registrable Securities.

(e)                                  Expenses of Demand Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 8(a), including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Investors shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration begun pursuant to Section 8(a) if the registration request is subsequently withdrawn at the request of the Investors owning a majority of the Registrable Securities to be registered (in which case all participating Investors shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Investors owning a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 8(a); provided further, however, that if at the time of such withdrawal, the Investors have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investors at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Investors shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 8(a).

(f)                                   Expenses of Company Registration.  The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable

Securities with respect to the registrations pursuant to Section 8(b) hereof for each Investor (which right may be assigned as provided in Section 8(l) hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Investors selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

(g)                                  Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s Capital Stock pursuant to Section 8(b), the Company shall not be required to include any of an Investor’s securities in such underwriting unless such Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by Investors to be included in such offering exceeds the amount of securities to be sold by Persons other than the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.  In no event shall any Registrable Securities be excluded from such offering unless all other securities have been first excluded (other than securities being sold by the Company).  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Investors based on the number of Registrable Securities held by all selling Investors or in such other proportions as shall mutually be agreed to by all such selling Investors.  Notwithstanding the foregoing, in no event shall (i) the aggregate amount of securities of all selling Investors included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the Qualified Public Offering, in which case the selling Investors may be excluded beyond this amount if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.  For purposes of the preceding sentence concerning apportionment, for any Investor which is an investment fund, partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such Investor, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Investor,” and any pro-rata reduction with respect to such “selling Investor” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Investor,” as defined in this sentence.  The Company shall advise all Investors requesting registration as to the number of shares or securities that may be included in the registration and underwriting as allocated in the foregoing manner.  If any selling Investor disapproves of the terms of any such underwriting, such selling Investor may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

(h)                                 Delay of Registration.  No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

(i)                                     Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 8:

(i)                                     To the extent permitted by law, the Company will indemnify and hold harmless each Investor, the partners, members, officers, directors, stockholders and Affiliates of each Investor, legal counsel and accountants for each Investor, any underwriter (as defined in the Securities Act) for such Investor and each Person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation, and the Company will pay to each such Investor, underwriter, controlling Person or other aforementioned Person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of a Violation as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(i)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter, controlling Person or other aforementioned Person.

(ii)                                  To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 8(i)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(i)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, further, that, in no event shall the amount paid by any Investor pursuant to the indemnity set forth in this Section 8(i)(ii) together with any amounts contributed by such Investor under Section 8(i)(iv) exceed the net proceeds from the offering received by such Investor.

(iii)                               Promptly after receipt by an indemnified party under this Section 8(i) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8(i), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 8(i) only to the extent that such failure to deliver was prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8(i).

(iv)                              In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Investor exercising rights under this Agreement, or any controlling Person of any such Investor, makes a claim for indemnification pursuant to this Section 8(i) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8(i) provides for indemnification for the benefit of such Investor in such case, or (ii) contribution under the Securities Act may be required on the part of any such Investor or any such controlling Person in circumstances for which indemnification for the benefit of such Investor is provided under this Section 8(i), then, and in each such case, the Company and such Investor will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (I) no such Investor will be required to contribute any amount in excess of the proceeds received by such Investor from all such Registrable Securities offered and sold by such Investor pursuant to such registration statement, and (II) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided further, that in no event shall an Investor’s liability pursuant to this Section 8(i)(iv), when combined with the amounts paid or payable by such holder pursuant to

Section 8(i)(ii), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Investor.

(v)                                 Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten Public Offering, the obligations of the Company and each Investor under this Section 8(i) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 8, and otherwise and shall survive the termination of this Agreement.

(j)                                    Reports Under Exchange Act.  With a view to making available to the Investors the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(i)                                     make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(ii)                                  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(iii)                               furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such Registrable Securities without registration or pursuant to such form; and

(iv)                              take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Investors to utilize Form S-3 (or any successor form that provides for short-form registration) for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the Fiscal Year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

(k)                                 Form S-3 Registration.  In case the Company shall receive a written request or requests from (A) Investors holding at least twenty-five percent (25%) of the Registrable Securities, or (B) JAFCO, KPCB, Trident, HLM, Cardinal, Waveland, New Capital or Commons Capital for so long as such individual entity retains at least fifty percent (50%) of the Registrable Securities held thereby as of the date of this Agreement, that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Investors, the Company will:

(i)                                     promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Investors; and

(ii)                                  as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Investors’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Investors joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company described in Section 8(k)(i); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 8(k):  (1) if Form S-3 is not then available for such offering by the Investors; (2) if the Investors, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Investors a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, due to business or market conditions or the business or financial condition of the Company it would be inappropriate for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Investors under this Section 8(k); provided, however, that the Company shall not utilize this right more than twice in any twelve (12)-month period and provided further, that the Company shall not register any securities for the account of itself or any other stockholder during such 60-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under SEC Rule 145, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (4) if the Company has, within the twelve (12)-month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Investors pursuant to this Section 8(k); (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or (6) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 8(a) or Section 8(b) hereof.

(iii)                               Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Investors.  All expenses incurred in connection with a registration requested pursuant to this Section 8(k), including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Investors and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with the Registrable Securities, shall be borne by the Company.  Registrations effected pursuant to this Section 8(k) shall not be counted as demands for registration or registrations effected pursuant to Section 8(a).

(iv)                              If the Initiating Investors intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 8(k) and the Company shall include such information in the written notice referred to in Section 8(k)(i).  The provisions of Section 8(a)(ii) shall be applicable to such request (with the substitution of Section 8(k) for references to Section 8(a)).

(l)                                     Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 8 may be assigned (but only with all related obligations) by an Investor to a transferee or assignee of such Registrable Securities that (i) acquires such Investor’s Registrable Shares pursuant to a Permitted Transfer, or (ii) otherwise purchases, in accordance with the terms of this Agreement, at least 76,000 shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) of Registrable Securities from the transferring Investor, provided:  (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.  For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee (other than for purposes of Section 8(l)(ii)), the holdings of a transferee or assignee (A) that is a Subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of an Investor, (B) that is an Affiliate of the Investor, (C) who is an Investor’s Immediate Family Member, or (D) that is a trust, custodian, fiduciary or trustee for the benefit of an individual Investor or such Investor’s Immediate Family Member, shall be aggregated together and with those of the assigning Investor.

(m)                             Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors owning at least a majority of the Registrable Securities then outstanding, enter into any agreement with any Holder or prospective Holder of any securities of the Company which would grant to such Holder or prospective Holder (i) any right to include such securities in any registration by the Company of its stock or other securities that is pari passu or superior to the rights granted to the Investors under this Section 8 or (ii) any right to demand registration of any securities held by such Holder or prospective Holder.

(n)                                 “Market Stand-Off” Agreement.  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other Capital Stock or securities) of the Company held by such Holder (other than those included in the registration) during (i) the 180-day period following the effective date of the IPO (or such longer period, not to exceed 18 days after the expiration of the 180-day period described above, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Rule 472, or similar rules promulgated by any successor entities), and (ii) the 90-day period following the effective date of a registration statement of the Company (other than with respect to the IPO) filed under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 90 day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711, NYSE Rule 472, or similar rules promulgated by any successor entities).  The obligations described in this Section 8(n) (a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, (b) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future and (c) shall only be applicable to the Holders if all officers, directors of the Company and Affiliates of officers or directors enter into similar agreements and the Company uses all reasonable efforts to obtain similar agreements from all greater than one percent (1%) stockholders of the Company.  The underwriters in connection with the Company’s IPO or other underwritten Public Offering are intended third-party beneficiaries of this Section 8(n) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Any discretionary waiver or termination of the restrictions or agreements described in this Section 8(n) by the Company or the underwriters shall apply to the Holders subject to such agreements pro rata based on the number of shares subject to such agreements.  The Company shall cause all future purchasers of Capital Stock to execute and deliver this Agreement or a Market Stand-off Agreement substantially in the form of this Section 8(n).

(o)                                 Termination of Registration Rights.  The rights of any Investor to request registration of Registrable Securities under Sections 8(a), 8(b) or 8(k) shall terminate upon the earlier of (i) the fifth (5th) anniversary of the IPO, (ii) such date, on or after the closing of the IPO, on which such Investor could sell all Registrable Securities held by such Investor within a ninety (90) day period under SEC Rule 144, free of any current public information requirements, volume limitations, manner of sale restrictions and Form 144 filing requirements under such rule or (iii) such date that an Investor shall hold less than one percent (1%) of the Company’s issued and outstanding Capital Stock; provided, however, that an Investor’s registration rights shall not be deemed to have terminated pursuant to this Section 8(o) with respect to any registration (whether undertaken by the Company on its own behalf or on the behalf of Initiating Investors) if in connection with such registration, such Investor is subject to the market standoff agreement set forth in Section 8(n).

9.                                      Right of First Offer.

(a)                                 Right of First Offer.  Subject to the terms and conditions specified in this Section 9, and applicable securities laws, in the event the Company proposes to offer or sell any New Securities (other than securities described in Section 9(a)(iv)) the Company shall first make an offering of such New Securities to the Major Investors in accordance with the following provisions.  Each Major Investor may, in its discretion, assign to its Affiliates, any other Major Investor(s) or their respective Affiliates, all or a portion of the right of first offer hereby granted to such Major Investor.

(i)                                     The Company shall deliver a notice, in accordance with the provisions hereof (the “Offer Notice”), to the Major Investors stating (A) its bona fide intention to offer such New Securities, (B) the number of such New Securities to be offered, and (C) the price and terms, if any, upon which it proposes to offer such New Securities.

(ii)                                  By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, any or all of that portion of such New Securities which equals the proportion that the number of Shares then held by such Major Investor (including all securities held by such Investor that are convertible into or exchangeable for Shares on an as-converted basis) bears to the total number of Shares then outstanding (assuming full conversion and exercise of all convertible and exercisable securities).

(iii)                               If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided above, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 9(a)(ii), offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of any of the Refused Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such remaining Refused Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 9(a).

(iv)                              The right of first offer in this Section 9(a) shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation), (ii) the issuance of Series F Preferred Stock in connection with the Dividend Conversion, or (iii) any other issuance of New Securities excluded from this Section 9(a) by the approval of a (A) Requisite Approval and, to (B) the extent the any of the Persons to whom the New Securities are being offered constitute Major Investors, one of JAFCO or Greenspring Global Partners VI-A, L.P. and Greenspring Global Partners VI-C, L.P.

(v)                                 Subject to the right of the Major Investors to apportion such right of first offer among themselves pursuant to this Section 9(a), the right of first offer set forth in this Section 9(a) may not be assigned or transferred except that such right is assignable by any Major Investors (i) to any Affiliate of the Major Investors, or (ii) to any other transferee or assignee of such Major Investor who purchases, in accordance with the terms of this Agreement, at least 600,000 shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) of the Capital Stock owned by such Major Investor.

(b)                                 Directed IPO Shares.  In the event of an IPO, the Company will use its reasonable best efforts to cause the managing underwriter(s) of such IPO to designate a number of shares equal to ten percent (10%) of the Company’s shares of Common Stock to be offered in such IPO for sale under a “directed shares program” and shall instruct such underwriter(s) to allocate no less than fifty percent (50%) of such directed shares program to be sold to Persons designated by Investors holding a majority of the Shares held by all of the Investors.  The shares designated by the underwriter(s) for sale under a directed shares program are referred to herein as “directed shares.”  The Investors acknowledge that, despite the Company’s use of its reasonable best efforts, the underwriter(s) may determine in their sole discretion that it is not advisable to designate all such shares as directed shares in the IPO, in which case the number of designated shares may be reduced or no directed shares may be designated, as applicable.  The Investors also acknowledge that notwithstanding the terms of this Agreement, the sale of any directed shares to any Person pursuant to this Agreement will only be made in compliance with Rules 2110 and 2790 of the National Association of Securities Dealers, Inc. Conduct Rules, IM-2110-1 and federal, state and local laws, rules and regulations and only if the IPO is consummated after one year from the date hereof.

(c)                                  Termination.  The provisions of this Section 9 shall terminate immediately following the consummation of a Qualified Public Offering.

10.                               Drag-Along Rights.

(a)                                 Actions to be Taken.  In the event that the Holders (the “Dragging Holders”) representing a majority of the then-outstanding shares of Preferred Stock, voting together as a single class (a “Requisite Approval”) and the Board of Directors approve a Change of Control in writing, specifying that this Section 10(a) shall apply to such transaction, then each Holder hereby agrees:

(i)                                     if such transaction requires stockholder approval, with respect to all Shares that such Holder owns or over which such Holder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Change of Control and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Change of Control;

(ii)                                  if such transaction is a sale of Capital Stock, to sell the same proportion of Shares beneficially held by such Holder as is being sold by the Dragging Holders to the Person to whom the Dragging Holders propose to sell their Shares (determined on an as-converted to Common Stock basis), and, except as permitted below, on the same terms and conditions as the Dragging Holders;

(iii)                               to execute and deliver all related documentation and take such other action in support of the Change of Control as shall reasonably be requested by the Company or the Dragging Holders in order to carry out the terms and provisions of this Section 10(a), including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv)                              not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Capital Stock owned by such Holder or Affiliate in a voting trust or subject any Capital Stock to any arrangement or agreement with respect to the voting of such Capital Stock, unless specifically requested to do so by the acquiror in connection with the Change of Control; and

(v)                                 to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Change of Control.

(b)                                 Exceptions.  Notwithstanding the foregoing, a Holder will not be required to comply with Section 10(a) above in connection with any proposed Change of Control unless:

(i)                                     any representations and warranties to be made by such Holder in connection with the Change of Control are limited to representations and warranties related to authority, ownership and the ability to convey title to Shares, including but not limited to representations and warranties that (i) the Holder holds all right, title and interest in and to the Shares such Holder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Holder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Holder have been duly executed by the Holder and delivered to the acquirer and are enforceable against the Holder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Holder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(ii)                                  the Holder shall not be liable for the inaccuracy of any representation or warranty made by any Person in connection with the Change of Control, other than such Holder and the Company;

(iii)                               the liability for indemnification, if any, of such Holder in connection with the Change of Control and for the inaccuracy of any representations and warranties made by the Company in connection with such Change of Control, is several and not joint with any other Person (other than the Company), and is pro rata with the other holders of the same class or series of Capital Stock of the Company in accordance with such Holder’s relative stock ownership of such class or series;

(iv)                              the liability of such Holder shall be limited to the amount of consideration actually paid to such Holder in connection with such Change of Control, except with respect to (A) representations and warranties of such Holder related to authority, ownership and the ability to convey title to Shares, (B) any covenants made by such Holder with respect to confidentiality or voting related to the Change of Control or (C) claims related to fraud or willful breach by such Holder, the liability for which need not be limited; and

(v)                                 upon the consummation of the Change of Control, (i) each Holder of the Preferred Stock and each Holder of Common Stock will receive the same form of consideration for their shares of Common Stock and Preferred Stock, (ii) each Holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock, (iii) each Holder of Common Stock will receive the same amount of consideration per share of Common Stock, and (iv) unless the Holders of (A) at least a majority of the then outstanding shares of First Issued Preferred Stock, voting as a single class, (B) at least a majority of the then outstanding shares of Series B Preferred Stock, (C) at least a majority of the shares of Series C-1 Preferred Stock, with such majority including at a minimum all of the shares of Series C-1 Preferred Stock held by either HLM or Cardinal, (D) at least a majority of the shares of Series D Preferred Stock, with such majority including at a minimum all of the shares of Series D Preferred Stock held by KPCB, (E) at least a majority of the shares of Series E Preferred Stock, with such majority including at a minimum all of the shares of Series E Preferred Stock held by either Cardinal or HLM, and (F) at least a majority of the outstanding shares of Series F Preferred Stock, with such majority including at a minimum all of the shares of Series F Preferred Stock owned by JAFCO (such consent, a “Required Consent”) elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such Change of Control, the aggregate consideration receivable by all Holders of Preferred Stock and Common Stock shall be allocated among the Holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the Holders of each series of Preferred Stock and the Holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Change of Control is a Deemed Liquidation Event) in accordance with the Certificate of Incorporation.

(c)                                  Restrictions on Sales of Control of the Company.  No Holder shall be a party to any Change of Control transaction unless all Holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Certificate of Incorporation in effect immediately prior to the Change of Control (as if such transaction were a Deemed Liquidation Event), unless Holders representing a Required Consent elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of transactions.

(d)                                 Termination.  The provisions of this Section 10 shall terminate upon the earliest of:  (i) the consummation of a Qualified Public Offering; (ii) immediately following a Change of Control, but only to the extent such termination is approved by Holders representing a Required Consent; and (iii) such time as the Investors no longer own at least five percent (5%) of the Capital Stock.

11.                               Redemption of Investors’ Common Stock.

(a)                                 Series B Investors’ Common Stock.  The Company and the Holders agree that they will take all action to cause the shares of the Series B Investors’ Common Stock held by Holders of Series B Preferred Stock to be redeemed by the Company, out of funds lawfully available therefor, simultaneously with the redemption of the Series B Preferred Stock in accordance with the provisions of Section 7 of Article V of the Certificate of Incorporation, at a price equal to the greater of (i) the sum of (A) 2.25 times the Series B Investors’ Common Stock Purchase Price (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), plus (B) any dividends declared but unpaid thereon and (ii) the Series B Investors’ Common Stock Appraised Value, as defined below.  If, after the redemption of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C-1 Preferred Stock and Series B Preferred Stock, the Company does not have sufficient funds legally available to redeem all shares of the Series B Investors’ Common Stock, the Company shall redeem a pro rata portion of the Series B Investors’ Common Stock held by each

Holder of Series B Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as practicable after the Company has funds legally available therefor.  In connection with such redemption, the provisions of Section 7 of Article V of the Certificate of Incorporation, regarding notice of redemption, surrender of certificates and rights subsequent to redemption, shall apply to the Series B Investors’ Common Stock in the same manner that such provisions apply to the Series B Preferred Stock.  “Series B Investors’ Common Stock Appraised Value” shall be the fair market value of the Series B Investors’ Common Stock, as established by the Board of Directors in good faith following such request for redemption (which shall not include a discount for minority ownership interest or illiquidity).

(b)                                 Series A Investors’ Common Stock.  The Company and the Holders agree that they will take all action to cause the shares of the Series A Investors’ Common Stock held by Holders of Series A Preferred Stock to be redeemed by the Company, out of funds lawfully available therefor, simultaneously with the redemption of the First Issued Preferred Stock in accordance with the provisions of Section 7 of Article V of the Certificate of Incorporation and only after the full redemption of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C-1 Preferred Stock, Series B Preferred Stock and the Series B Investors’ Common Stock, at a price equal to the greater of (i) the sum of (A) 2.25 times the Series A Investors’ Common Stock Purchase Price (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), plus (B) any dividends declared but unpaid thereon and (ii) the Series A Investors’ Common Stock Appraised Value, as defined below.  If, after the redemption of the First Issued Preferred Stock, the Company does not have sufficient funds legally available to redeem all shares of the Series A Investors’ Common Stock, the Company shall redeem a pro rata portion of the Series A Investors’ Common Stock held by each Holder of Series A Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as practicable after the Company has funds legally available therefor.  In connection with such redemption, the provisions of Section 7 of Article V of the Certificate of Incorporation, regarding notice of redemption, surrender of certificates and rights subsequent to redemption, shall apply to the Series A Investors’ Common Stock in the same manner that such provisions apply to the First Issued Preferred Stock.  “Series A Investors’ Common Stock Appraised Value” shall be the fair market value of the Series A Investors’ Common Stock, as established by the Board of Directors in good faith following such request for redemption (which shall not include a discount for minority ownership interest or illiquidity).

12.                               Additional Covenants.

(a)                                 D & O Insurance.  The Company shall maintain an insurance policy or policies with a minimum of coverage and on terms and conditions reasonably acceptable to the Board of Directors, JAFCO, KPCB, Trident, HLM, and Cardinal, including without limitation that such policy shall not be cancelable by the Company without prior approval of the Board of Directors, JAFCO, KPCB, Trident, HLM, and Cardinal.  Such policy or policies shall provide liability insurance for directors, officers, employees, or agents or fiduciaries of the Company, its Subsidiaries or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that such Person serves at the request of the Company.  Such indemnitees shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies.  The Company shall maintain such insurance coverage during the period each such indemnitee is a director, officer, employee, or agent or fiduciary of the Company, its Subsidiaries or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that such indemnitee serves at the request of the Company and for at least five (5) years thereafter.  The Company shall give prompt notice of the commencement of any claim or proceeding hereunder to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of each such indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(b)                                 Financial and Business Information.  The Company shall deliver to each Major Investor:

(i)                                     As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Company:  (A) a copy of the audited consolidated financial statements of the Company and its Subsidiaries for such Fiscal Year containing a consolidated and consolidating balance sheet, statement of income, statement of stockholders’ equity, and statement of cash flows, each as at the end of such Fiscal Year and for the Fiscal Year then ended and in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; (B) a comparison of the actual results during such Fiscal Year to those originally budgeted by the Company prior to the beginning of such Fiscal Year and a narrative description and explanation of any budget variances; and (C) a copy of the Company’s federal and state income tax returns.

(ii)                                  As soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year, a copy of unaudited consolidated financial statements of the Company and its Subsidiaries as of the end of such fiscal quarter and for the portion of the Fiscal Year then ended, subject to year-end audit adjustments, containing a balance sheet, statement of income, statement of retained earnings and statement of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year and all in reasonable detail, including, without limitation, a comparison of the actual results during such period to those originally budgeted by the Company prior to the beginning of such fiscal period and for the Fiscal Year to date.

(iii)                               As soon as available, and in any event within twenty (20) days after the end of each fiscal month, a copy of unaudited consolidated financial statements of the

Company and its Subsidiaries as of the end of such fiscal month and for the portion of the Fiscal Year then ended, subject to year-end audit adjustments, containing a balance sheet, statement of income, statement of retained earnings and statement of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year and all in reasonable detail, including, without limitation, a comparison of the actual results during such period to those originally budgeted by the Company prior to the beginning of such fiscal period and for the Fiscal Year to date.

(iv)                              On or before December 1 of each Fiscal Year, an annual budget or business plan for the next succeeding Fiscal Year including month-to-month detail, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such next succeeding Fiscal Year and any underlying assumptions, and, promptly during each Fiscal Year, all revisions thereto approved by the Board of Directors.

(v)                                 As soon as available, copies of all final reports or letters submitted to the Company by its independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including, without limitation, any management report, and the Company agrees to obtain such a report in connection with each of the annual audits.

(vi)                              Promptly, and in any event within ten (10) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect.

(vii)                           With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Major Investors.

(c)                                  Books and Records; Inspection.

(i)                                     The Company shall, and shall cause each of its Subsidiaries to, keep (i) proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (ii) set upon its books accruals with respect to all taxes, assessments, charges, levies and claims; and (iii) on a reasonably current basis set upon its books its earnings allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business.  All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied.  The Company and its Subsidiaries will maintain a modern system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP.

(ii)                                  The Company shall permit the representatives of each Major Investor, at the Major Investor’s expense (other than in connection with regular or special meetings of the Board of Directors, which shall be at the Company’s expense) and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

(d)                                 Board of Directors.  The Company shall at all times maintain as part of the Board of Directors an audit committee and a compensation committee, each of which shall consist solely of directors who are not employees of the Company.  Any Designee of JAFCO, KPCB, Trident, HLM, or Cardinal may, at his or her option, become a member of either of such committees and shall be entitled to indemnification from the Company pursuant to an indemnification agreement acceptable to JAFCO, KPCB, Trident, HLM, Cardinal and such Designees and to reimbursement from the Company of all reasonable costs of attendance at meetings of the Board of Directors or any committee thereof incurred by such Designees.  The Board of Directors shall have five (5) in-person meetings and one (1) telephonic update with the Company’s senior management per year, unless otherwise agreed upon by the majority of the members of the Board of Directors.

(e)                                  Vesting of Awards under the Stock Incentive Plan; Acceleration Upon Change of Control.  Unless otherwise approved by the Board of Directors (or the Compensation Committee thereof), except for Awards granted pursuant to the Gorevic Option, all awards of Capital Stock or Options (as defined in the Stock Incentive Plan) granted pursuant to the Stock Incentive Plan (collectively, “Awards”) granted by the Company to employees (including the Company’s chief executive officer and any other current or subsequently appointed Company officers), directors and consultants after the date hereof, shall be subject to four-year vesting (subject to acceleration in accordance with the immediately subsequent paragraph) as follows: 1/4 of the shares subject to such Awards shall vest on the date that is one year following the grant date (or date of commencement of services as determined by the Board of Directors) and 1/48 of the shares subject to such Awards shall vest at the end of each month thereafter.  If the Board of Directors permits an Option holder to exercise before such Option is fully vested, the Company shall cause such Option holder to enter into an agreement whereby any of such shares that are unvested at the time of such Option holder’s termination as an employee, director or consultant of the Company, with or without cause, may be repurchased by the Company at cost.

All employment agreements entered into by and between the Company and any current and future employees following the date of closing of the transactions contemplated by the Series D Purchase Agreement shall provide for terms no more favorable than acceleration of unvested Awards held by such employees upon both: (i) the consummation of a Change of Control; and (ii) the termination of such employee within six (6) months following the Change of Control.

(f)                                   Successor Indemnification.  In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors and officers as in effect immediately prior to such transaction, whether in the Company’s Bylaws, Certificate of Incorporation (as amended), or elsewhere, as the case may be.

(g)                                  Securities Laws Compliance.  The Company shall make in a timely manner any filings required by the federal securities laws or securities or blue sky laws of any applicable jurisdiction.

(h)                                 Publicity.  The Company shall not refer to any Investors (or any trademark or trade name of such Investor or any Affiliates of such Investor) in any corporate, marketing or promotional material or otherwise identify such Investor as an investor in or business associate of the Company, without the prior written consent of such Investor.

(i)                                     Key Man Insurance.  The Company shall maintain a term life insurance policy, payable to the Company, on the life of Jason Gorevic in the amount of $4,000,000.  Such policy shall be maintained by the Company so long as Jason Gorevic is an employee of the Company and shall not be cancelable by the Company without prior approval of the Board of Directors and JAFCO, KPCB, Trident, HLM, and Cardinal.

(j)                                    Parties to Agreement.  From and after the date of this Agreement, (i) the Company shall use its reasonable best efforts to cause all holders of greater than 0.5% of its issued and outstanding Capital Stock that are not parties to this Agreement to become parties hereto as Current Holders and (ii) any purchaser of the Company’s Capital Stock may become party to this Agreement as a Current Holder, in each case by execution of a Joinder Agreement in the form attached hereto as Exhibit C, pursuant to which such purchaser will agree to be bound by all terms and conditions of this Agreement, and delivery of the same to the Company.  Upon execution and delivery of the Joinder Agreement, Exhibit B hereto will be automatically amended and updated to include any purchaser(s) executing such Joinder Agreement as Current Holders.

(k)                                 No “Bad Actor” Disqualification.

(i)                                     The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”).  To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act.  For purposes of this Agreement, “Company Covered Persons” are those Persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) any Investor, (b) any Person that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Investor or Current

Holder, or (c) any director of the Company that has been designated by any Investor or Current Holder.

(ii)                                  Each Investor and each Current Holder represents and warrants that neither (i) such Person, nor (ii) any entity that controls such Person or is under the control of, or under common control with, such Person, nor (iii) any director of the Company that has been designated by such Person, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act and disclosed in writing in reasonable detail to the Company.  No party to this Agreement will select a designee that is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act, in which case such party will promptly disclose in writing to the Company and other parties to this Agreement any and all information necessary for the Company to determine whether Rule 506(d)(2)(ii) or (iii) or (d)(3) applies.

(iii)                               Each party to this Agreement represents that it has exercised reasonable care to determine the accuracy of the representations made by it in either Section 12(k)(i) or 12(k)(ii) as applicable, and agrees to notify each other party to this Agreement if it becomes aware of any fact that makes the representations given by it hereunder inaccurate.

(iv)                              Notwithstanding any other provision in this Agreement to the contrary, no party to this Agreement will be required to vote for any director or proposed director who is subject to a Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act.

(l)                                     Treatment of Dividend Conversion Stock.  The Company covenants to treat the issuance of the Series F Preferred Stock in connection with the Dividend Conversion as a return on capital for tax purposes and to issue a 1099-Div to each recipient of such Series F Preferred Stock consistent with such treatment.

(m)                             Termination of Covenants.  The covenants set forth in this Section 12, except for Section 12(a), shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering.

13.                               Miscellaneous.

(a)                                 Transfers, Successors and Assigns.

(i)                                     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(ii)                                  Except as expressly set forth herein, the rights of the Investors hereunder are not assignable without the Company’s written consent, except (i) by an Investor to any Affiliate thereof or (ii) to an assignee or transferee who acquires at least ten percent (10%) of the Shares (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction) held by the applicable Investor.  Except as expressly set forth herein or in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

(iii)                               Each transferor or assignor of the Capital Stock subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a Joinder Agreement substantially in the form attached hereto as Exhibit C.  Upon the execution and delivery of a Joinder Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement.  By execution of this Agreement or of any Joinder Agreement, each of the parties appoints the Company as its attorney in fact for the purpose of executing any Joinder Agreement that may be required to be delivered under the terms of this Agreement.  The Company shall not permit the transfer of any Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 13(a).  Each certificate representing Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legends set forth in Section 6(a).

(b)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

(c)                                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement

(e)                                  Costs of Enforcement.  If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

(f)                                   Amendments and Waivers.  Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders constituting at least a Requisite Approval; provided, that any action that materially alters or changes the rights, preferences or privileges of any series of Preferred Stock so as to affect adversely the shares of such series without substantially similar action taken with respect to the other series of Preferred Stock shall require the consent of the holders of a majority of the then outstanding shares of the affected series of Preferred Stock voting as a separate class (provided that any such change affecting each of the Series A Preferred

Stock and Series A-1 Preferred Stock, shall instead require the approval of Holders of a majority of the Series A Preferred Stock and Series A-1 Preferred Stock, voting together as a single class); provided, further, that (i) with respect to any such change affecting the Series C-1 Preferred Stock, such consent shall include all shares of Series C-1 Preferred Stock held by either HLM or Cardinal, (ii) with respect to any such change affecting the Series D Preferred Stock, such consent shall include all shares of Series D Preferred Stock held KPCB, (iii) with respect to any change affecting the Series E Preferred Stock, such consent shall include all shares of Series E Preferred Stock held by either Cardinal or HLM, (iv) with respect to any change affecting the Series F Preferred Stock, such consent shall include all shares of Series F Preferred Stock held by JAFCO, and (v) the right of any of JAFCO, KPCB, HLM, Cardinal or Trident to designate a Designee or Board Observer to the Board of Directors pursuant to Section 7 may not be amended, modified, terminated or waived without such Investor’s prior written consent.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Shares then outstanding, each future Holder of Shares and the Company.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(g)                                  Severability.  The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(h)                                 Aggregation of Stock.  Except as expressly set forth herein, all Shares held or acquired by Affiliates of a Holder shall be aggregated for the purpose of determining the availability of or discharge of any rights under this Agreement.  In addition, a Holder and its Affiliates may allocate among themselves any rights available under this Agreement, in any manner they shall determine in their discretion.  Any such group of Affiliates may designate (in writing) one Person to serve as representative of such group for the purposes of exercising any rights or undertaking any obligations of such group hereunder, and the Company shall be entitled to rely on such designated representative for such purposes.

(i)                                     Entire Agreement.  This Agreement, the Certificate of Incorporation of the Company, the Bylaws of the Company and the other Transaction Documents (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(j)                                    Delays or Omissions; Remedies Cumulative.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(k)                                 No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring, any party by virtue of the authorship of any of the provisions of this Agreement.

(l)                                     Further Instruments.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.  Each Current Holder agrees upon the written request of the Company to issue promptly an estoppel certificate to the Company or entity designated by the Company as to facts reasonably required by such entity pertaining to the rights and obligations of the respective parties under this Agreement.

(m)                             Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon the earlier of (i) actual receipt or (ii) (A) upon personal delivery to the party to be notified, if delivered by hand, (B) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day following such transmission, (C) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (D) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, freight prepaid, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto (or if not set forth thereon at the address on file with the Company) or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.  If notice is given to the Company, a copy shall also be sent to Jackson Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, Attention: James S. Ryan, III, facsimile (214) 661-6688; and if notice is given to KPCB, a copy shall also be sent to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Blvd., Redwood City, CA 94063, Attn: Marcia A. Hatch, Facsimile: (887) 881-6112; and if notice is given to Trident, a copy shall also be sent to Wilson Sonsini Goodrich & Rosati, P.C., 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, TX 78746-5546, Attention: J. Robert Suffoletta, facsimile (512) 338-5499; if notice is given to HLM, Cardinal or JAFCO, a copy (which shall not constitute notice) shall also be sent to Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, WA 98101, Attention: Gordon Empey, facsimile (206) 452-8800.

(n)                                 Covenants of the Company.  The Company agrees to use its reasonable best efforts to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.  Such actions shall include, without limitation, the use of the Company’s reasonable best efforts to cause the nomination and election of the directors as provided above.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Holders of a majority of the outstanding Shares in order to protect the rights of the Holders against impairment.

(o)                                 Ownership.  Each Current Holder represents and warrants that he, she or it is the sole legal and beneficial owner of the Shares subject to this Agreement and that no other Person has any interest in such Shares.

(p)                                 As-Converted Basis.  Unless otherwise provided expressly herein, all calculations of amounts and percentages of Shares or other shares of the Company’s securities shall be calculated on an as-converted to Common Stock basis without double counting.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

COMPANY:

TELADOC, INC.

By:	/s/ Jason Gorevic
Jason Gorevic
Its Chief Executive Officer

Teladoc, Inc.
One Sound Shore Drive, Suite 300
Greenwich, CT 06830
Attn: Jason Gorevic
Facsimile: (203) 769-1544

INVESTORS:

JAFCO TECHNOLOGY PARTNERS II, L.P.

By: JTP MANAGEMENT ASSOCIATES II, LLC
Its: General Partner

By:	/s/ Thomas Mawhinney
Name: Thomas Mawhinney
Title: Managing Director

JAFCO TECHNOLOGY PARTNERS IV, L.P.

By: JTP MANAGEMENT ASSOCIATES IV, LLC
Its: General Partner

By:	/s/ Thomas Mawhinney
Name: Thomas Mawhinney
Title: Managing Director

JAFCO TECHNOLOGY PARTNERS V, L.P.

By: JTP MANAGEMENT ASSOCIATES V, LLC
Its: General Partner

By:	/s/ Thomas Mawhinney
Name: Thomas Mawhinney
Title: Managing Director

INVESTORS (CONT’D)

RICHARD KING MELLON FOUNDATION

By:	/s/ Douglas L. Sisson
Name: Douglas L. Sisson
Title: Vice President and Treasurer

MELLON FAMILY INVESTMENT COMPANY V

By: MFIC V, LLC
Its: General Partner

By:	/s/ Lawrence S. Busch
Name: Lawrence S. Busch
Title: Member

/s/ Herbert Madan
Herbert Madan, as trustee for the
HERBERT S. MADAN REVOCABLE TRUST 4/23/97

INVESTORS (CONT’D)

GREENSPRING GLOBAL PARTNERS VI-A, L.P.

By:	GREENSPRING GENERAL PARTNER VI, L.P.
Its General Partner

By:	GREENSPRING GP VI, LLC
Its General Partner

By:	GREENSPRING ASSOCIATES, INC

	By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Financial Officer

GREENSPRING GLOBAL PARTNERS VI-C, L.P.

By:	GREENSPRING GENERAL PARTNER VI, L.P.
Its General Partner

By:	GREENSPRING GP VI, LLC
Its General Partner

By:	GREENSPRING ASSOCIATES, INC

	By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Financial Officer

INVESTORS (CONT’D)

FLAG VENTURE PARTNERS IX, L.P.

By: FLAG Private Equity Company IX, L.P., its general partner

By:	/s/ Louis Sciarretta
Name:	Louis Sciarretta
Title:	Member

FLAG VENTURE PRIVATE EQUITY V, L.P.

By: FLAG Venture Company V, LLC, its general partner

By: FLAG Private Equity Company V, LLC, its general partner

By:	/s/ Louis Sciarretta
Name:	Louis Sciarretta
Title:	Member

INVESTORS (CONT’D)

KPCB HOLDINGS, INC., as nominee

By:	/s/ Paul M. Vronsky
Name:	Paul M. Vronsky
Title:	General Counsel

Address:
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

INVESTORS (CONT’D)

HLM Venture Partners II, L.P.
By:	HLM Venture Associates II, LLC
Its:	General Partner

By:	/s/ Martin Robert Relsenthal
Name: Martin Robert Felsenthal
Authorized Member

INVESTORS (CONT’D):

CHP III, L.P.

By: CHP III Management, LLC,
its General Partner

By:	/s/ John J. Park
Name: John J. Park
Title: Managing Member

INVESTORS (CONT’D)

QUESTMARK PARTNERS IV, L.P.

By: QUESTMARK ADVISERS, IV LLC
its general partner

By:	/s/ Michael J. Ward
Name: Michael J. Ward
Title: Manager

INVESTORS (CONT’D):

TRIDENT CAPITAL FUND-VI, L.P.
TRIDENT CAPITAL FUND-VI
PRINCIPALS FUND, L.L.C.

Executed on behalf of the foregoing entities by the undersigned, as an authorized signatory of each such entity and/or its general partner or managing member:

By:	/s/ Arneek Multani
Name: Arneek Multani
Title: Authorized Signatory

NEW CAPITAL PARTNERS PRIVATE
EQUITY FUND, L.P.

By:	New Capital Partners, LLC
Its General Partner

By:	/s/ James K. Outland
James K. Outland
Managing Member

WAVELAND NCP TEXAS VENTURES, LP

By:	Waveland NCP Ventures, Inc.
Its General Partner

By:	/s/ Paul R. Deslongchamps
Paul R. Deslongchamps
Its Vice President and Secretary

COMMONS CAPITAL, LP

By:	Commons Capital Management, LLC
Its General Partner

By:
William C. Osborn
Its Managing Member

CURRENT HOLDERS:

Michael Gorton

Bruce Quinnell

Dwight Mishler

Joan Mishler

Dan Patterson, as trustee for the
PATTERSON BYPASS TRUST

Gary Wald

G. Byron Brooks, MD

Shannan Lynes

Shelley Laine

as trustee for the
WILLIAM MARTIN GILES FAMILY TRUST, DATED MARCH 27, 2007

Bill Giles

Gary Cino

Dave Ferguson

Kenneth Allen

Gary Blum

GATEWAY ACCESS

By:
Name:
Title:

Jerry White

Sidney M. Cole

Derek DelCarpio

CARDEN, INC.

By:
Name:
Title:

Stacy Cooper

THE BONDURANT GROUP, LLC

By:
Name:
Title:

Marsha Wulff

Dirk Hansen

Lynn Carroll

as trustee for the
WILLIAM HOUSTON TRUST

C5 PARTNERS

By:
Name:
Title:

Thomas L. Lutz

D. William Davison

Roger Staubach

Ka Cotter

LL Cotter

Meghal Antani, MD

CHEK INVESTMENTS, LLC

By:
Name:
Title:

as custodian for the
JOSEPH A. FUCHS, IRA

as custodian for the
TIN-CHEUN YEUNG, IRA

John Zook

Clifford Tong

Bill Butler

Patricia Morton

Sheran James

Betty Johnson

Wesley Choy, MD

Laura Carabello

Kingdon R. Hughes

Roger Moczygemba, MD

Janet Jones

Maria Hayes, MD

Abhay Dhir

Cathy Fogliano

David Zumwalt

Fredrick Johnson

David Waldon

Jay Shafer

Three J’s LLC

Scott Collier

CONCERO GLOBAL, INC.

By:
Name:
Title:

Richard J. Boxer

Joel Ray

Terry Tullo

/s/ Alice Addis
Alice Addis

Frederick T. Rikkers

Jason Gorevic

/s/ Kevin Williamson
Kevin Williamson

/s/ Jeff Nadler
Jeff Nadler

/s/ Daniel Trencher
Daniel Trencher

/s/ Samuel Havens
Samuel Havens

Paul Squire

/s/ Robert Herbold
Robert Herbold

/s/ Mark Hirschhorn
Mark Hirschhorn

/s/ Alka Bhargava
Alka Bhargava

/s/ Gary D. Britton
Gary D. Britton

/s/ Gioseppina Tripodi
Gioseppina Tripodi

/s/ Heather Rancic
Heather Rancic

/s/ Henry DePhillips
Henry DePhillips

/s/ Konstantin Karounos
Konstantin Karounos

/s/ Lon Hecht
Lon Hecht

/s/ Marc Adelson
Marc Adelson

/s/ Michael Timothy Sandwith
Michael Timothy Sandwith

/s/ Michael King
Michael King

/s/ Paul Reilly
Paul Reilly

/s/ Paul W. Kowalski
Paul W. Kowalski

/s/ Rana Dutt
Rana Dutt

/s/ Robert Bressler
Robert Bressler

/s/ Thomas Seaman
Thomas Seaman

/s/ William Daniel Bradshaw III
William Daniel Bradshaw III